Exhibit 3.9

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “SOLO MANUFACTURING LLC”, FILED IN THIS OFFICE ON THE FOURTH DAY OF MAY, A.D. 2005, AT 6:16 O’CLOCK P.M.

3965705 8100	AUTHENTICATION: 3860167
050363870	DATE: 05-05-05

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Solo Manufacturing LLC

•

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington. The name of its Registered agent at such address is Corporation Service Company.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is N/A.”)

•	Fourth: (Insert any other matters the members determine to include herein.)

Not Applicable

__________________________________________________________________________________________________

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In Witness Whereof, the undersigned have executed this Certificate of Formation this 4th day of May, 2005.

By:	/s/ Kim C. Frankovich
Authorized Person(s)

Name:	Kim C. Frankovich
Typed or Printed

State of Delaware Secretary of State Division of Corporations Delivered 06:16 PM 05/04/2005 FILED 06:16 PM 05/04/2005 SRV 050363870 - 3965705 FILE

JULY 15, 2005	0156890-6

ILLINOIS CORPORATION SERVICE C

801 ADLAI STEVENSON DRIVE

SPRINGFIELD, IL 62703-4261

RE SOLO MANUFACTURING LLC

DEAR SIR OR MADAM:

IT IS OUR PLEASURE TO APPROVE YOUR REQUEST TO TRANSACT BUSINESS IN THE STATE OF ILLINOIS. ENCLOSED PLEASE FIND AN APPROVED APPLICATION OF ADMISSION.

THE LIMITED LIABILITY COMPANY MUST FILE AN ANNUAL REPORT PRIOR TO THE FIRST DAY OF ITS ANNIVERSARY MONTH (MONTH OF QUALIFICATION) NEXT YEAR. A PRE-PRINTED ANNUAL REPORT FORM WILL BE SENT TO THE REGISTERED AGENT AT THE ADDRESS SHOWN ON THE RECORDS OF THIS OFFICE APPROXIMATELY 60 DAYS PRIOR TO ITS ANNIVERSARY MONTH.

SINCERELY YOURS,

/s/ JESSE WHITE
JESSE WHITE SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES

LIMITED LIABILITY COMPANY DIVISION

TELEPHONE (217)524-8008

JW:LLC

Springfield, Illinois 62756

Form LLC-45.5 December 2004	Illinois Limited Liability Company Act Application for Admission to Transact Business	FILE # 0156-8906

Secretary of State Jesse White Department of Business Services Limited Liability Division Room 351 Howlett Building 501 S. Second St. Springfield, IL 62756 www.cyberdriveillinois.com	SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State. Filing Fee: $500 Penalty: $ Approved: JL	This space for use by Secretary of State. FILED JUL 15 2005 JESSE WHITE SECRETARY OF STATE
Payment must be made by certified check, cashier’s check, Illinois attorney’s C.P.A.’s check or money order payable to Secretary of State.

1.	Limited Liability Company name: Solo Manufacturing LLC

                                                     Must comply with Section 1-10 of ILLCA or item 2 below applies.

2.	Assumed name, other than the true company name, under which the company proposes to transact business in Illinois:

Not applicable

                If applicable, form LLC-1.20, Application to Adopt an Assumed Name, must be completed and attached to this application.

3.	Jurisdiction of organization: Delaware

4.	Date of organization: May 4, 2005

5.	Period of duration: Not applicable

6.	Address, including county, of the office required to be maintained in the jurisdiction of its organization or, if not required, of the principal place of business (P.O. Box alone or c/o is unacceptable):

1700 Old Deerfield Road

      Number                                                                      Street                                                                       Suite #

Highland Park IL 60035

      City/State                                                              ZIP Code                                                                    County

7.	Registered agent: Illinois Corporation Service Company

                                         First Name                                                  Middle Name                                                              Last Name

Registered office: 801 Adlai Stevenson Drive

(P.O. Box alone or         Number                                                  Street                                                                          Suite #

c/o is unacceptable.)

                                         Springfield, IL                                     Sangamon                                 Illinois                             62703

                                             City                                                          County                                                                          ZIP Code

8.	If applicable, date on which the company first did business in Illinois: June 30, 2005

(continued on back page)

Printed by authority of the State of Illinois. February 2005 – 10M – LLC-17.6

LLC-45.5

9.	Purpose or purposes for which the company is organized and proposes to conduct business in Illinois: (Include the Business Code # from IRS Form 1065.)

The Company is formed for the purpose of engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act and to do all things necessary, convenient or incidental to that purpose, and permitted under the Illinois Limited Liability Company Act.

10.	The Limited Liability Company:

☒	is managed by a manager or managers

☐	has management vested in the member or members

11.	The Illinois Secretary of State is, hereby, appointed the agent of the Limited Liability Company for service of process under the circumstances set forth in subsection (b) of Section 1-50 of the Illinois Limited Liability Company Act.

12.	This application is accompanied by a Certificate of Good Standing or Existence, as well as a copy of the Articles of Organization, as amended, duly authenticated within the last 60 days, by the officer of the state or country wherein the LLC is formed.

13.	If the period of duration is a date certain and is not stated in the Articles of Organization from the domestic state, a copy of that page from the Operating Agreement stating the date also must be submitted.

14.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this application for admission to transact business is to the best of my knowledge and belief, true, correct and complete.

Solo Cup Company, Sole Member

Dated June 30, 2005
Month/Day Year

/s/ Jan Stern Reed
Signature (Must comply with Section 5-45 of ILLCA.)

Jan Stern Reed, Vice President
Name and Title (type or print)

Solo Cup Company, MGR
If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC. Please refer to Sections 178.20(d) of the Administrative Rules.

Printed by authority of the State of Illinois. February 2005 –10M – LLC-17.6